Exhibit 10.1

POWER SOLUTIONS INTERNATIONAL, INC.

RESTRICTED STOCK AGREEMENT

In accordance with and subject to the terms of the Power Solutions 2012 Incentive Compensation Plan (the “Plan”) and this Agreement, the Committee hereby grants to [INSERT GRANTEE’S NAME HERE] (the “Grantee”), an award of shares of Restricted Stock of Power Solutions International, Inc., a Delaware corporation (the “Company”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in the Agreement shall have the meaning set forth in the Plan.

1. Grant of Restricted Stock. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee hereby grants to the Grantee [INSERT NUMBER OF SHARES OF RESTRICTED STOCK] shares of Restricted Stock (the “Restricted Shares”), effective as of [INSERT GRANT DATE HERE] (the “Grant Date”), and the Grantee hereby accepts the grant of the Restricted Shares on a restricted basis, as set forth herein.

2. Limitations on Transferability. At any time prior to vesting in accordance with Paragraphs 3 and 4 of this Agreement, the Restricted Shares, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Paragraphs 4 and 5 of this Agreement, the Restricted Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) on certain dates (each such date, a “Vesting Date”) according to the schedule set forth on Schedule A attached hereto.

Notwithstanding the foregoing, and subject to Paragraphs 4 and 5 below, in the event that the Grantee incurs a Termination of Service prior to any Vesting Date, any Restricted Shares that were unvested at the date of such Termination of Service shall be immediately forfeited to the Company.

4. Termination of Service. Subject to Paragraph 5 below, the provisions of this Paragraph 4 shall apply in the event the Grantee incurs a Termination of Service at any time prior to the applicable Vesting Date as set forth in Paragraph 3:

a. If the Grantee incurs a Termination of Service because of his or her death or Disability, any Restricted Shares that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares, and the Grantee shall immediately own the Vested Shares free of all restrictions otherwise imposed by this Agreement except for tax withholding obligations set forth in Paragraph 25 of this Agreement or otherwise required by any taxing authority.

b. If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then any Restricted Shares that had not become Vested Shares prior to the date of the Termination of Service shall be immediately forfeited to the Company.

5. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Restricted Shares as are provided for in the Plan.

6. Stock Issuance, Restrictions and Escrow. The Company, in its sole discretion, shall either (a) credit the Restricted Shares to the Grantee in a book entry on the records kept by the Company’s stockholder record keeper, or (b) cause to be issued certificates for Restricted Shares. To the extent the Restricted Shares are credited pursuant to clause (a) of the preceding sentence, the Restricted Shares shall be subject to restrictions on transfer until, and to the extent, such Restricted Shares shall become Vested Shares pursuant to Paragraph 3, 4 or 5 above. To the extent certificates for the Restricted Shares are issued pursuant to clause (b) above, such certificates shall be held in escrow by the Company until, and to the extent, such Restricted Shares shall become Vested Shares pursuant to Paragraph 3, 4 or 5 above. To the extent any such Restricted Shares fail to become Vested Shares pursuant to Paragraph 3, 4 or 5 above, the Company shall cancel any portion of the Restricted Shares forfeited by the Grantee pursuant to the terms of the Plan or this Agreement. The Company shall release the restrictions upon the remaining Vested Shares in the book entry records, or release the related certificates, together with any assets or securities held in escrow hereunder, from escrow, as applicable, in each case resulting in the release of any Vested Shares to the Grantee.

7. Liability of the Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

8. Adjustment in Restricted Shares. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

9. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

10. Stockholder Rights. The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Restricted Shares; provided, however, that no dividends shall be payable (a) with respect to Restricted Shares on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Restricted Shares on account of record dates occurring on or after the date of such forfeiture. Further, dividends will not be paid to the Grantee until the Restricted Shares vest and become non-forfeitable. The Grantee shall be entitled to vote the Restricted Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Restricted Shares had then been Vested Shares; provided, however, that the Grantee shall not be entitled to vote (i) the Restricted Shares on account of record dates occurring prior to the Grant Date, and (ii) with respect to forfeited Restricted Shares on account of record dates occurring on or after the date of such forfeiture.

11. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

12. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, Restricted Shares or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Restricted Shares.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than with respect to its laws regarding choice law).

14. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Restricted Shares or Vested Shares, or (b) credit a book entry related to the Restricted Shares or Vested Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Restricted Shares may be traded. The Company may require, as a condition of such issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

15. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

16. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

17. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and if to the Company, to its principal place of business, attention: Committee, and, if to the Grantee, to the address appearing on records of the Company, Such communication or notice shall be delivered personally or sent by certified, registered or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

18. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Restricted Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term of provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for the purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

19. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

20.	Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Grantee.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other portion hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

25. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for the payment of all taxes and tax consequences with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement. The Grantee and the Company further acknowledge and agree that the Grantee may elect that all or any part of such payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes be made by the retention by the Company of a portion of the shares issued to the Grantee upon vesting, determined in accordance with Section 17.1(a) of the Plan; any fractional share amount not paid by the surrender of Restricted Shares shall be paid in cash. In no event, however, shall the Company accept shares for payment of taxes in excess of required tax withholding rates. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Restricted Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement.

26. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Restricted Shares subject to all the terms and provisions of this Agreement and of the Plan. The Restricted Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

27. Confidential Information. The Grantee acknowledges that the information, observations and data obtained by the Grantee while employed by the Company (including, without limitation, trade secrets, know-how, research plans, business, accounting, distribution and sales methods and systems, sales and profit figures and margins and other technical or business information, business, marketing and sales plans and strategies, cost and pricing structures, and information concerning acquisition opportunities and targets in or reasonably related to any of the Company’s or any of its Subsidiaries’ business or industry and other information relating to the Company and its Subsidiaries and their respective businesses) including, in each case, such information, observations and data obtained prior to the date of this Agreement concerning the business or affairs of the Company and any of its Subsidiaries (collectively, “Confidential Information”) are the property of the Company or such Subsidiary, as applicable, and agrees that the Company and its Subsidiaries have a protectable interest in such Confidential Information. The Grantee agrees that he or she shall not (during his or her employment with the Company or at any time thereafter) disclose to any unauthorized person or use any such Confidential Information without the prior written consent of the Board unless and to the extent that any Confidential Information: (a) becomes or is generally known to and available for use by the industry other than as a result of the Grantee’s acts or omissions in breach of this Agreement, (b) is required to be disclosed by judicial process or law (provided that the Grantee shall give prompt advance written notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment) or (c) is disclosed in furtherance of Grantee’s duties under an employment agreement with the Company.

28. Enforcement. If, at the time of enforcement of Paragraph 27, a court or an arbitrator holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the restrictions be substituted for reasonable restrictions and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum area permitted by law. Because the Grantee’s services are unique and because the

Grantee has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without (a) the posting of any bond or other security, (b) the necessity of showing actual damages and (c) the necessity of showing that monetary damages are an inadequate remedy). The Grantee agrees that the restrictions contained in Paragraph 27 are reasonable.

29. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before [INSERT DATE HERE].

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement and the Plan as of the Grant Date.

POWER SOLUTIONS INTERNATIONAL, INC.

By:

Its:

GRANTEE

By:

Print Name:

Schedule A

Vesting Schedule

[TO BE INSERTED]